SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 24, 2013 (April 23, 2013)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On April 23, 2013, Dynegy Inc. (“Dynegy”) entered into a new $1.775 billion senior secured credit facility with Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Trustee, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Deutsche Bank Securities Inc., Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Runners and the other financial institutions party thereto as lenders.  The new credit agreement is comprised of (i) a $500 million seven-year senior secured term loan B facility (the “B-1 Term Loan”), (ii) an $800 million seven-year senior secured term loan B facility (the “B-2 Term Loan” and, together with the B-1 Term Loan, the “Term Facilities”) and (iii) a $475 million five-year senior secured revolving credit facility (the “Revolving Facility,” and collectively with the Term Facilities, the “Credit Agreement”).  Substantially simultaneously with the occurrence of the refinancing, our capital structure was simplified by removing the bankruptcy remoteness provisions of certain of our subsidiaries and the related ring fenced structure at CoalCo and GasCo.  All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the agreements filed herewith.

Borrowings under the Credit Agreement, together with a portion of Dynegy’s cash on hand, were used to repay in full and terminate commitments under: (i) the Dynegy Power, LLC (“GasCo”) Credit Agreement, dated as of August 5, 2011, (ii) the GasCo Revolving Credit Agreement, dated as of January 16, 2013, (iii) the Dynegy Midwest Generation, LLC (“CoalCo”) Credit Agreement, dated as of August 5, 2011, (iv) the GasCo Letter of Credit Reimbursement and Collateral Agreement with Credit Suisse, dated as of August 5, 2011, (v) the CoalCo Letter of Credit Reimbursement and Collateral Agreement with Credit Suisse, dated as of August 5, 2011, (vi) the Dynegy Letter of Credit Reimbursement and Collateral Agreement with Credit Suisse, dated as of August 5, 2011 and (vii) the Dynegy CS Letter of Credit Agreement with Credit Suisse, dated as of October 17, 2011 (collectively, the “Terminated Facilities”).

Credit Agreement

The Credit Agreement is comprised of a senior secured term loan facility with an aggregate principal amount of $1.775 billion.  Amounts available under the Term Facilities were available in a single drawing on the closing date and amounts borrowed under these facilities that are repaid or prepaid may not be re-borrowed.  Amounts available under the Revolving Facility are available on a revolving basis, and such amounts that are repaid or prepaid may be re-borrowed. The Term Facilities will mature on April 23, 2020 and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00 percent of the original principal amount of such facility, with the balance payable on the seventh anniversary of the closing date.  Amounts borrowed under the Revolving Facility will mature on April 23, 2018.

All obligations of Dynegy under (i) the Credit Agreement (the “Borrower Obligations”) and (ii) at the election of Dynegy, (x) cash management arrangements and (y) interest rate protection, commodity trading or hedging or other permitted hedging or swap arrangements (the “Hedging/Cash Management Arrangements”) are unconditionally guaranteed jointly and severally on a senior secured basis (the “Guarantees”) by certain existing and subsequently acquired or organized direct or indirect material domestic restricted subsidiary of Dynegy (the “Guarantors”), in each case, as otherwise permitted by applicable law, regulation and contractual provision and to the extent such guarantee would not result in adverse tax consequences as reasonably determined by Dynegy.

The Borrower Obligations, the Guarantees and any Hedging/Cash Management Arrangements will be secured by first priority liens on and security interests in substantially all of the present and after-acquired assets of Dynegy and each Guarantor (collectively, the “Collateral”). The Collateral excludes certain assets, including, following the consummation of the acquisition of Ameren Energy Resources Company, LLC, its subsidiaries and its direct or indirect holding companies.

The Term Facilities bear interest at either (a) 3.00% per annum plus the LIBO Rate, subject to a floor of 1.00% with respect to any LIBOR Loan or (b) 2.00% per annum plus the Base Rate with respect to any Base Rate Loan. The Revolving Facility bears interest, initially, at either (a) 2.75% per annum plus the LIBO Rate with respect to any LIBOR Loan or (b) 1.75% per annum plus the Base Rate with respect to any Base Rate Loan, with steps down based on a Senior Secured Leverage Ratio.  Dynegy may elect from time to time to convert all or a portion of any Base Rate Loans into LIBOR Loans or vice versa. The Term Facilities are subject to a prepayment premium in connection with a Repricing Event during the first year after the Closing Date, subject to exceptions for, among other things, a B-1 Term Loan debt offering.

The Credit Agreement contains customary mandatory prepayment provisions with respect to proceeds of (i) debt issuances (other than permitted debt), (ii) asset sales, and (iii) insurance and condemnation awards, subject, in the case of (ii) and (iii), to customary reinvestment rights within 365 days after receipt and, if so committed to be reinvested, reinvested within 180 days after such initial 365 day period.  Additionally, 100% of the proceeds of any B-1 Term Loan debt offering must be applied to repay the B-1 Term Loan.

The Credit Agreement contains customary events of default and affirmative and negative covenants, subject to certain specified exceptions, including a senior secured leverage ratio.  Under the Credit Agreement, if Dynegy has utilized 25 percent or more of its Revolving Facility, Dynegy must be in compliance with the following ratios for the respective periods:

Compliance Period	Consolidated Senior Secured Net Debt to Consolidated Adjusted EBITDA(1)
September 30, 2013 through December 31, 2013	5.00: 1.00
March 31, 2014 through December 31, 2014	4.00: 1.00
March 31, 2015 through December 31, 2015	4.75: 1.00
March 31, 2016 through December 31, 2016	3.75: 1.00
March 31, 2017 and Thereafter	3.00: 1.00

(1)         Calculated for the Test Period recently ended on or prior to such date.

Guarantee Agreement

Dynegy and the Guarantors (collectively, the “Grantors”) entered into a Guarantee and Collateral Agreement (the “Guarantee Agreement”). The Guarantee Agreement, among other things, provides for (i) the Guarantors to guarantee each other Grantor’s obligations (the “Guaranteed Obligations”) under the Credit Agreement, certain other permitted indebtedness entered into after the date thereof, secured interest hedges, security commodity hedges and secured treasury services agreements, in each case, in favor of the Collateral Trustee for the benefit of the holders of such Guaranteed Obligations (the “Secured Parties”) and (ii) the Grantors to grant security interests in substantially all of their respective assets (other than certain excluded assets) to the Collateral Trustee for the benefit of the Secured Parties to secure the performance by each Loan Party of its obligations under the Credit Agreement, certain other permitted indebtedness entered into after the date thereof, secured interest hedges, security commodity hedges and secured treasury services agreements.

Intercreditor Agreement

Dynegy and each of the Guarantors entered into a Collateral Trust and Intercreditor Agreement (the “Intercreditor Agreement”), which sets forth the terms upon which the Collateral Trustee holds the security interests granted to it for the benefit of the Secured Parties. This agreement also sets forth the terms upon which payments will be applied amongst the Secured Parties, terms for enforcement of security interests and the terms upon which such security interests may be released.

The foregoing summary highlights information contained in the Credit Agreement and related agreements. It does not contain all the information that may be important to you in making an investment decision and is qualified in its entirety by reference to the Credit Agreement and the additional related agreements attached hereto as Exhibits 10.1 through 10.3 and incorporated herein by reference.

Item 1.02                   Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

Item 2.03                   Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Credit Agreement and the related agreements set forth under Item 1.01 is incorporated herein by reference.

Item 7.01                   Regulation FD Disclosure

On April 23, 2013, Dynegy issued a press release announcing the closing of the Credit Agreement. A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission (the “SEC”) Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K and the press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
10.1	Credit Agreement, dated as of April 23, 2013, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto.
10.2

Guarantee and Collateral Agreement, dated as of April 23, 2013 among Dynegy Inc., the subsidiaries of the borrower from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee.

10.3

Collateral Trust and Intercreditor Agreement, dated as of April 23, 2013 among Dynegy, the Subsidiary Guarantors (as defined therein), Credit Suisse AG, Cayman Islands Branch and each person party thereto from time to time.

99.1	Press release dated April 23, 2013, announcing the closing of the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)
Dated: April 24, 2013	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Credit Agreement, dated as of April 23, 2013, among Dynegy Inc., as borrower and the guarantors, lenders and other parties thereto.
10.2

Guarantee and Collateral Agreement, dated as of April 23, 2013 among Dynegy Inc., the subsidiaries of the borrower from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee.

10.3

Collateral Trust and Intercreditor Agreement, dated as of April 23, 2013 among Dynegy, the Subsidiary Guarantors (as defined therein), Credit Suisse AG, Cayman Islands Branch and each person party thereto from time to time.

99.1	Press release dated April 23, 2013, announcing the closing of the Credit Agreement.